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                                                                     EXHIBIT 5.1


                [LETTERHEAD OF WILENTZ. GOLDMAN & SPITZER, P.A.]


                                February 2, 2001



The Rose Group Corporation of Nevada
1748 Independence Boulevard, Building A
Sarasota, Florida   34234


            RE:   REGISTRATION STATEMENT ON FORM SB-2


Dear Sirs:

      We are acting as special counsel for The Rose Group Corporation of Nevada (the "Company") in connection with the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof.

      The Registration Statement relates to the offering by the Selling Stockholders, as listed in the Registration Statement, of 4,890,000 shares of common stock, par value $0.001 per share, of the Company (the "Common Shares"), of which 2,571,429 Shares (the "Warrant Shares") are issuable upon the exercise of certain warrants (the "Warrants").

      As such counsel, we have:

            (a) Reviewed the actions heretofore taken by the Board of Directors of the Company in connection with the authorization of the issuance of the Common Shares, the Warrants and related matters;

            (b) Participated in the preparation of the Registration Statement relating to the Common Shares;

            (c) Made such examination of law and examined originals or copies, certified or otherwise authenticated to our satisfaction, of all such other corporate records, instruments, certificates of public officials or bodies, certificates of officers and representatives of the Company, and such other documents, and discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary in order to render the opinions hereinafter expressed; and

            (d) We have assumed that there will be no changes in applicable law between the date of this opinion and the date the Common Shares proposed to be sold by the Selling Stockholders pursuant to the Registration Statement are actually sold.


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                                          The Rose Group Corporation of Nevada
                                                              February 2, 2001
                                                                        Page 2

      Based on the foregoing, we are pleased to advise you that, in our opinion:

            (1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Nevada.

            (2) The Common Shares (other than the Warrant Shares) are validly issued, fully paid and nonassessable, and when the Warrant Shares have been issued, delivered and paid for upon exercise of the Warrants, in accordance with their respective terms, the Warrant Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the prospectus forming part of said Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.


                                          Very truly yours,

                                          /s/ Wilentz, Goldman & Spitzer, P.A.

                                          Wilentz, Goldman & Spitzer, P.A.